EXHIBIT 99.1

Question
How was loan volume growth in January?
Answer
The following table summarizes changes in Consumer Loan assignment unit volume in each of the last four months as compared to the same period in the previous year:

One Month Ended	Year over Year Percent Change in Unit Volume
October 31, 2014	12.6%
November 30, 2014 (1)	14.4%
December 31, 2014 (2)	33.9%
January 31, 2015 (1)	29.6%

(1)	The stated month had one less business day than the prior year month.

(2)	The stated month had one more business day than the prior year month.